                                                                EXHIBIT 99.3


                SIMMONS COMPANY ANNOUNCES THIRD QUARTER RESULTS

        RECORD ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
                         AMORTIZATION ON INCREASED SALES
    ------------------------------------------------------------------------

ATLANTA, November 10, 2003 - Simmons Company, a leading manufacturer of premium branded bedding products, today announced its operating results for the third quarter of 2003, posting increased net income and record adjusted Earnings Before Income Taxes, Depreciation and Amortization (EBITDA), on increased third quarter net sales.

For the third quarter of 2003, net sales were $217.9 million, as compared to $191.4 million in the same period one year ago. Wholesale bedding sales increased 11.4% to $199.6 million in the third quarter. Simmons' wholesale bedding unit shipments and wholesale bedding average unit selling price increased 5.9% and 6.1%, respectively, in the third quarter of 2003 versus the prior year. Sales for Simmons' retail operations increased $8.1 million, or 42.3%, during the quarter versus the third quarter of 2002.

Simmons' Chairman and Chief Executive Officer, Charlie Eitel, said, "We are extremely pleased with our third quarter financial results. Our wholesale sales growth exceeded the unit and AUSP growth for the industry as reported by the International Sleep Products Association, and our West Coast retail operations reported a comparable store sales gain of 17.6%." For the third quarter, ISPA reported an increase in unit shipments of 5.1% and an increase in average unit selling price of 4.3% for its leading U.S. manufacturer reporting sample.

For the first nine months of 2003, net sales were $603.8 million, as compared to $541.7 million for the same period of 2002. In the first nine months, wholesale bedding sales increased 9.9% to $555.7 million. Wholesale bedding unit shipments and wholesale average unit selling price increased 5.8% and 5.3%, respectively, in the first nine months of 2003 versus the prior year. For the first nine months, sales for Simmons' retail operations increased $19.8 million, or 37.3%.

The Company's third quarter 2003 net income was $16.6 million, compared to $9.1 million in the same period one year ago. Adjusted EBITDA for the third quarter of 2003 increased by $6.4 million, or 22.1%, to $35.6 million from $29.2 million in the third quarter of 2002.

For the first nine months of 2003, net income was $29.2 million compared to $16.6 million in 2002, a 76% increase. Adjusted EBITDA for the first nine months of 2003 was $92.5 million, an increase of $15.6 million, or 20.3%, versus the same period in 2002.

Reported results for both years reflect the February 28, 2003 acquisition of SC Holdings, Inc., a leading mattress retailer operating stores in Oregon and Washington. Because the Company and SC Holdings were controlled by funds affiliated with Fenway Partners, Inc. at the time of the acquisition, the Company is required to account for the acquisition as a transfer of assets within a group under common control. Under this accounting methodology, the Company and SC Holdings are treated as if they had been combined for accounting and financial reporting purposes for the periods in which both entities were under common control. As a result, the Company's consolidated financial statements have been restated for all periods presented since March 1, 2000.

Mr. Eitel also stated, "Our increased net income and adjusted EBITDA versus a year ago has been driven by continued market share gains while at the same time increasing our AUSP by selling more premium priced bedding, which we believe is an indication that consumers will pay more for a mattress that helps them sleep better. Our third quarter adjusted EBITDA was a record for the Company."

During the third quarter total debt levels decreased by $24.6 million to $230.6 million. The Company's leverage ratio (total debt divided by adjusted EBITDA for the last twelve months) as of September 27, 2003 was 2.0.

Mr. Eitel concluded, "Our third quarter performance was assisted by an improvement in sales performance for our industry as a whole. We are encouraged by the recent industry growth and increasing industry optimism. We are also encouraged by the positive customer response to our fashionable and innovative sang(TM), Windsor Bedding, and Beautyrest(R) 2004 product line introductions at the October International Home Furnishings Market. We are excited about the dealer reception to our patent pending Pocketed Cable Coil(TM) technology introduced as the next generation of our Pocketed Coil(R) springs. We believe the improved durability and reduced motion separation from this new coil technology will help drive further growth of our Beautyrest(R) line. We intend to begin shipping the new Beautyrest(R) line late in the fourth quarter."

The Company will webcast its third quarter and first nine months 2003 financial results via a conference call on Tuesday, November 11, 2003 beginning at 10:00 a.m. Eastern Standard Time. It will be available at the Company's website www.simmons.com. The webcast will also be available for replay on the Company's website.

Atlanta-based Simmons Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest(R), BackCare(R), BackCare Kids(TM), Olympic(R) Queen, Deep Sleep(R) and sang(TM). The Company operates 18 plants across the United States and Puerto Rico. Simmons is committed to helping consumers attain a higher quality of sleep and supports its mission through a Better Sleep Through Science(R) philosophy, which includes developing superior mattresses and promoting a sound, smart sleep routine. For more information, consumers and customers can visit the Company's website at www.simmons.com.

FORWARD-LOOKING INFORMATION: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which are indicated by the use of words such as "expect", "believe", "intend", "project", "anticipate" or similar expressions, relate to future financial results including expected benefits from our Better Sleep Through Science(R) philosophy, and are thus prospective. Any forward-looking statements contained in this report represent management's current expectations, based on present information and current assumptions. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to, anticipated sales growth, success of new products, reduction of manufacturing costs, changes in consumer confidence or demand and other risks and factors identified from time to time in the company's reports filed with the Securities and Exchange Commission, including the Form 10-K for 2002, the Form 8-K dated September 16, 2003 which included restated 2002, 2001 and 2000 consolidated financial statements, the Form 10-Qs for the first and second quarters of 2003, and the Form 10-Q to be filed for the third quarter 2003. The Company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

                                 -table follows-

                        Simmons Company and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                 (in thousands)
                                   (Unaudited)

                                                                  Quarter Ended                      Nine Months Ended
                                                                  -------------                      -----------------
                                                           Sept. 27,          Sept. 28,           Sept. 27,          Sept. 28,
                                                             2003               2002                2003               2002
                                                           ---------          ---------           ---------          ---------
                                                                             (Restated)*                            (Restated)*
Net sales                                                  $ 217,924          $ 191,410           $ 603,838          $ 541,670
    Cost of products sold                                    113,433             99,234             316,404            280,855
                                                           ---------          ---------           ---------          ---------
Gross profit                                                 104,491             92,176             287,434            260,815

Operating expenses:
     Selling, general and administrative expenses             74,243             67,388             211,682            197,472
     Non-cash variable stock compensation expense              4,697              2,076              15,118             11,561
     Amortization of intangibles                                  71                 60                 241              1,178
     Other                                                        65               --                   887               --
                                                           ---------          ---------           ---------          ---------

                                                              79,076             69,524             227,928            210,211
                                                           ---------          ---------           ---------          ---------
Operating income                                              25,415             22,652              59,506             50,604

     Interest expense, net                                     6,161              6,769              18,154             21,030
     Other expense, net                                          813                520               2,405              1,456
                                                           ---------          ---------           ---------          ---------
         Income before income taxes and
            minority interest                                 18,441             15,363              38,947             28,118

Income tax expense                                             1,854              6,238               9,736             11,605
                                                           ---------          ---------           ---------          ---------
         Income before minority interest                      16,587              9,125              29,211             16,513

Minority interest in loss                                       --                  (17)               --                  (87)
                                                           ---------          ---------           ---------          ---------
         Net income                                        $  16,587          $   9,142           $  29,211          $  16,600
                                                           ---------          ---------           ---------          ---------


Adjusted EBITDA
     Net income                                            $  16,587          $   9,142           $  29,211          $  16,600
     Interest expense, net                                     6,161              6,769              18,154             21,030
     Amortization of intangibles                                  71                 60                 241              1,178
     Depreciation and other amortization expense               5,364              4,321              16,573             13,113
     Income tax expense                                        1,854              6,238               9,736             11,605
     Minority interest in loss                                  --                  (17)               --                  (87)
     Other expense, net                                          813                520               2,405              1,456
     Transaction fees                                             65               --                   887               --
     Non-cash variable stock compensation                      4,697              2,076              15,118             11,561
     Interest income                                              35                 90                 137                376
                                                           ---------          ---------           ---------          ---------

          Adjusted EBITDA*                                 $  35,647          $  29,199           $  92,462          $  76,832
                                                           =========          =========           =========          =========

     * Restated for the acquisition of an entity under common control.

     ** Management believes that EBITDA, although a non-GAAP measure, is a widely accepted financial indicator of a company's ability to service or incur debt and a similar measure, Adjusted EBITDA, is utilized frequently by our debt securities analysts, investors and other interested parties in the evaluation of companies in our industry. Additionally, Adjusted EBITDA is used for purposes of the covenants contained in our Senior Credit Facility and by management in evaluating the Company's operating performance.

                        Simmons Company and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                          September 27,       December 28,
                                                              2003               2002*
                                                          -------------       ------------
                                                                               (Restated)
ASSETS
Current assets:
     Cash and cash equivalents                              $   2,028           $   7,108
     Accounts receivable, net                                  83,719              67,192
     Inventories                                               23,260              21,049
     Deferred income taxes                                      1,841               3,264
     Other current assets                                      22,857              20,781
     Assets held for sale                                      38,679              36,617
                                                            ---------           ---------
          Total current assets                                172,384             156,011
                                                            ---------           ---------

Property, plant and equipment, net                             31,063              37,673
Goodwill, net                                                 165,519             165,519
Intangible assets, net                                          8,355               6,711
Deferred income taxes                                          23,049              24,505
Other assets                                                   23,597              16,678
                                                            ---------           ---------
                                                            $ 423,967           $ 407,097
                                                            =========           =========

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
     Current maturities of long-term debt                   $     935           $  19,039
     Accounts payable                                          39,749              38,711
     Accrued liabilities                                       54,213              53,158
     Liabilities held for sale                                 16,300              13,239
                                                            ---------           ---------
          Total current liabilities                           111,197             124,147
                                                            ---------           ---------

Long-term debt                                                229,672             249,400
Accrued stock compensation                                     39,796              26,778
Other non-current liabilities                                  13,703              14,583
                                                            ---------           ---------
          Total liabilities                                   394,368             414,908
                                                            ---------           ---------

Commitments and contingencies
Redemption obligation - ESOP, net                              76,380              61,218

Common stockholder's deficit:
     Common stock                                                   1                   1
     Additional paid-in capital                                  --                   319
     Accumulated deficit                                      (46,860)            (69,205)
     Accumulated other comprehensive income (loss)                 78                (144)
                                                            ---------           ---------
          Total common stockholder's deficit                  (46,781)            (69,029)
                                                            ---------           ---------
                                                            $ 423,967           $ 407,097
                                                            =========           =========

* Restated for the acquisition of an entity under common control.